Exhibit 99.2

Harbrew Imports Ltd. Corp. and Subsidiary
Consolidated Balance Sheets

	March 31,	December 31,
	2009	2008
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$631	$10,970
Accounts receivable, net of allowance for doubtful	-	-
accounts of $ 35,000 and $ 35,000, respectively	29,507	484,164
Inventories	675,156	738,507
Prepaid expenses and other current assets	526,596	595,769

Total current assets	1,231,890	1,829,410

Property, plant and equipment, net	10,162	6,294

Restricted cash and cash equivalents	100,000	100,000

Total assets	$1,342,052	$1,935,704

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Current portion of debt	$4,144,995	$4,422,393
Accounts payable	1,538,595	1,481,916
Accrued expenses and other current liabilities	1,183,032	938,494

Total current liabilities	6,866,622	6,842,803

Long term debt	2,298,128	2,292,380

Total liabilities	9,164,750	9,135,183

Stockholders' equity (deficiency):
Preferred stock, $.001 par value; authorized
20,000,000 shares, none issued and outstanding	-	-
Common stock, $.001 par value; authorized 100,000,000
shares, issued or issuable and outstanding 25,192,160
and 24,592,160 shares, respectively	25,192	24,592
Additional paid-in capital	1,353,464	1,254,064
Retained earnings (deficit)	(9,201,354)	(8,478,135)

Total stockholders' equity (deficiency)	(7,822,698)	(7,199,479)

Total liabilities and stockholders' equity (deficiency)	$1,342,052	$1,935,704

See notes to consolidated financial statements.

Harbrew Imports Ltd. Corp. and Subsidiary
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)

Sales	$83,937	$512,048

Cost of goods sold	65,361	417,041

Gross profit	18,576	95,007

Selling, general and administrative expenses:
Selling, marketing and promotion	92,425	67,700
Administrative compensation and benefits	181,344	226,624
Professional fees	149,150	70,114
Occupancy and warehousing	76,562	67,897
Travel and entertainment	25,050	16,761
Office	12,515	5,735
Licenses and permits	1,270	6,020
Other	5,207	5,228

Total	543,523	466,079

Income (loss) from operations	(524,947)	(371,072)

Interest expense	(198,272)	(316,916)

Income (loss) before income taxes	(723,219)	(687,988)

Income taxes	-	-

Net income (loss)	$(723,219)	$(687,988)

Net income (loss) per share - basic and diluted	$(0.03)	$(0.04)

Weighted average number of shares
outstanding - basic and diluted	24,732,160	16,702,272

See notes to consolidated financial statements.

Harbrew Imports Ltd. Corp. and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$(723,219)	$(687,988)
Adjustments to reconcile net income
(loss) to net cash provided by (used in)
operating activities:
Depreciation	1,281	350
Amortization of debt discounts
charged to interest expense	21,627	18,089
Stock-based compensation	89,507	62,523
Changes in operating assets and liabilities:
Accounts receivable, net	454,657	244,911
Inventories	63,351	280,405
Prepaid expenses and other current assets	(20,334)	(3,420)
Restricted cash and cash equivalents	-	-
Accounts payable	56,679	(2,005)
Accrued expenses and other current
liabilities	244,538	14,414

Net cash provided by (used in)
operating activities	188,087	(72,721)

Cash flows from investing activities:
Property, plant and equipment additions	(5,149)	-

Cash flows from financing activities:
Increases in debt, net	-	87,446
Repayment of debt	(293,277)	(3,101)
Sale of common stock	100,000	-

Net cash provided by (used in)
financing activities	(193,277)	84,345

Increase (decrease) in cash and
cash equivalents	(10,339)	12,124

Cash and cash equivalents, beginning of period	10,970	43,664

Cash and cash equivalents, end of period	$631	$55,788

Supplemental disclosures of cash flow information:

Interest paid	$124,650	$277,800

Income taxes paid	$-	$-

See notes to consolidated financial statements.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

1.     ORGANIZATION AND NATURE OF BUSINESS

Harbrew Imports Ltd. Corp. (“Harbrew Florida”) was incorporated in Florida on January 4, 2007 under the name Stassi Harbrew Imports Corp. pursuant to the Bankruptcy Court Approved Reorganization Plan for the Stassi Interaxx, Inc. (“Stassi”) Reorganization approved on December 29, 2006.  On May 17, 2007, Harbrew Florida acquired Harbrew Imports, Ltd. (“Harbrew New York”), a New York corporation incorporated on September 8, 1999.  Pursuant to the Amended and Restated Reorganization & Merger Agreement dated April 10, 2007, 288 creditors and shareholders of Stassi were issued 1,383,256 shares of Harbrew Florida’s common stock and the two shareholders of Harbrew New York were issued 12,457,944 shares of Harbrew Florida’s common stock.

Prior to the merger on May 17, 2007, Harbrew Florida had no assets, liabilities, or business operations.  Accordingly, the merger has been treated for accounting purposes as a recapitalization by the accounting acquirer Harbrew New York and the financial statements reflect the assets, liabilities, and operations of Harbrew New York from its inception on September 8, 1999 to May 17, 2007 and Harbrew Florida and Harbrew New York thereafter.  Harbrew Florida and its wholly-owned subsidiary Harbrew New York are hereafter referred to as the “Company”.

The Company is a brand owner of self-developed alcoholic beverages.  Furthermore, the Company imports, markets and sells these beverages throughout the United States and globally.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Basis of Presentation

The financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, as of March 31, 2009, the Company had negative working capital of $5,634,732, and a stockholders’ deficiency of $7,822,698.  Further, from inception to March 31, 2009, the Company incurred losses of $9,201,354.  These factors create substantial doubt as to the Company’s ability to continue as a going concern.  The Company plans to improve its financial condition as recently launched products mature and brand awareness increases, thereby increasing the profitability of its operations.  Additionally, the Company intends to obtain new financing which will primarily be used to market and promote Danny DeVito’s Premium Limoncello and other new products.  However, there is no assurance that the Company will be successful in accomplishing these objectives.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

(b)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

(c)   Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, net of allowance for doubtful accounts, current portion of debt, accounts payable, accrued expenses and other current liabilities, and long term debt.  Except for long term debt, the fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to their short term maturity.

(d)  Cash and Cash Equivalents

The Company considers all liquid investments purchased with original maturities of three months or less to be cash equivalents.

        (e)   Accounts Receivable, Net of Allowance for Doubtful Accounts

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  An allowance for doubtful accounts is established and recorded based on historical experience and the aging of the related accounts receivable.

(f)    Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items.

(g)   Property, Plant, and Equipment, Net

Property, plant, and equipment, net of depreciation, is stated at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

(h)   Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collect ability is reasonably assured, and (4) delivery has occurred.  Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders.  Collectibility criteria is satisfied through credit approvals.  Delivery criteria is satisfied when the products are shipped to a customer and title and risk of loss pass to the customer in accordance with the terms of sale.  The Company has no obligation to accept the return of products sold other than for replacement of damaged products.  Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), the Company does not offer any sales incentives or other rebate arrangements to customers.

        (i)    Shipping and Handling Costs

Shipping and handling costs are reported as selling, general and administrative expenses in the accompanying statements of operations. Shipping costs, which are included in selling, marketing and promotion expenses, were $3,103 and $7,811 for the three months ended March 31, 2009 and 2008, respectively. Handling costs, which primarily represents warehousing costs and are included in occupancy and warehousing expenses, were $3,648 and $7,811 for the three months ended March 31, 2009 and 2008, respectively.

(j)    Advertising

Advertising costs are expensed as incurred and are included in selling, marketing, and promotion expense.  For the three months ended March 31, 2009 and 2008, advertising expenses were $ 0 and $(4,140), respectively.

(k)   Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS Nos. 123 and 123R.  For the three months ended March 31, 2009 and 2008, stock-based compensation totaled $89,507 and $62,253, respectively.  These amounts consist of stock-based compensation given to Company officers and consulting firms, which are included in administrative compensation and benefits and professional fees, respectively.

        (l)    Foreign Currency Transactions

Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in other selling, general and administrative expenses.  For the three months ended March 31, 2009 and 2008, there were no foreign currency transaction gains or losses.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

(m)  Income Taxes

Income taxes are accounted for under the assets and liability method.  Current income taxes are provided in accordance with the laws of the respective taxing authorities.  Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.   Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(n)  Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average   number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding.  Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

(o)  Recently Issued Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company.  The future impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

(p)  Interim Financial Information

The interim financial statements included herein as of March 31, 2009 and for the three months ended March 31, 2009 and 2008 are unaudited.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the interim financial information.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

3.     INVENTORIES

Inventories consist of:

	March 31,	December 31,
	2009	2008

Danny DeVito's Premium Limoncello (liqueur) brand	$153,181	$192,898
Hot Irishman (Irish coffee) brand	127,139	127,693
Molly's (Irish cream liqueur) brand	8,853	6,454
Glen Master (scotch) brand	118,906	119,351
George Vesselle (champagne) brand	80,604	80,604
Other	186,473	211,507

Total	$675,156	$738,507

4.     PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of:

	March 31,	December 31,
	2009	2008

Prepaid inventory purchases	$369,820	$369,820
Prepaid stock compensation paid to consultants	118,904	208,411
Other	37,872	17,538

Total	$526,596	$595,769

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

5.     PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of:

	March 31,	December 31,
	2009	2008

Vehicles	$126,295	$126,295
Office & warehouse equipment	20,852	15,711

Total	147,147	142,006

Accumulated depreciation	(136,985)	(135,712)

Net	$10,162	$6,294

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

6.     DEBT

        Debt consists of:

	March 31,	December 31,
	2009	2008

Due under Purchase Order Financing Agreement	$2,726,353	$2,937,177
Due under Discount Factoring Agreement	(11,358)	55,741
Convertible notes, interest at 7% to 14%, due
July 2, 2012 to July 2, 2013 - net of unamortized
discounts of $307,773 and $328,875, respectively	787,852	766,750
Convertible debentures, interest at 9%, due
December 10, 2008 to January 23, 2009 - net
of unamortized discounts of $0 and $525, respectively	105,000	104,475
Interim loan convertible promissory notes issued from
July 22, 2008 to September 9, 2008, interest at 0%,
due the earlier of (1) one year after the date of issuance
or (2) completion of $3,000,000 minimum new private
placement (in which case the notes will be automatically
converted into new units)	1,100,000	1,100,000
Promissory note, interest at 20%, due January 9, 2009
to January 29, 2009	100,000	100,000
Convertible promissory notes, interest at 10%,
due October 25, 2007 to November 27, 2007	125,000	125,000
Due Donald Chadwell (owner of 6,228,972 shares of
common stock), interest at 0%, no repayment terms	763,000	763,000
Due Richard DeCicco (officer, director, and owner of
8,959,932 shares of common stock) and affiliates,
interest at 0%, no repayment terms	747,276	762,630

Total	6,443,123	6,714,773

Less current portion of debt	(4,144,995)	(4,422,393)

Long term debt	$2,298,128	$2,292,380

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

The Purchase Order Financing Agreement was dated January 22, 2007, has a term of two years, and provides for advances of credit from Capstone Capital Group I, LLC (the “Secured Party”) to the Company.  Among other things, the agreement provides for fees to the Secured Party equal to 2.5% for the first 30 days (or part thereof) that each advance is outstanding and 1.25% for every 14 days (or part thereof) that such advance remains outstanding, subject to minimum fees of $325,000 for the first year and $425,000 for the second year of the agreement.  Repayment of the advances are due the earlier of 60 days from the date of an advance or the day on which any of the goods which are the subject of such advance are shipped to a buyer.  Obligations to the Secured Party are collateralized by substantially all the assets of the Company and have been personally guaranteed by Richard DeCicco, the Company’s chief executive officer.

The Discount Factoring Agreement was dated January 22, 2007 and provides for financing of certain Company accounts receivable by Capstone Business Credit, LLC (the “Factor”).  Among other things, the agreement provides for commissions to the Factor equal to 2% for the first 30 days (or part thereof) that each such account receivable is outstanding and 1% for every 14 days (or part thereof) thereafter that such account receivable remains outstanding, subject to minimum commissions of $420,000 for the first year and $540,000 for the second year of the agreement.  Obligations to the Factor under the agreement are collateralized by substantially all the assets of the Company and have been personally guaranteed by Richard DeCicco, the Company’s chief executive officer.  The agreement may be terminated by either party upon the giving of not less than 30 days prior written notice of termination to the other party.

Fees and commissions charged pursuant to the Purchase Order Financing Agreement and the Discount Factoring Agreement are included in interest expense in the accompanying consolidated statements of operations.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

Convertible notes consisted of:

	March 31,	December 31,
	2009	2008
Convertible notes - face amount (convertible
into a total of up to 2,191,250 and 1,861,250
shares of common stock, respectively)	$1,095,625	$1,095,625

Discounts relating to the fair value of the warrants
included in the sale of Units ($165,659 and $165,659,
respectively) and the costs relating to the sale of Units
($262,251 and $262,251, respectively), net of
accumulated amortization of $120,137 and $99,035,
respectively	(307,773)	(328,875)

Convertible notes, net of unamortized discounts	$787,852	$766,750

On July 20, 2007, the Company commenced a private placement offering of up to 60 Units of securities at a price of $25,000 per Unit to accredited investors.  Each Unit consists of (a) a 7% convertible promissory note in the principal amount of $25,000 which is convertible into shares of the Company’s common stock at a price of $0.50 per share and is due five years from the date of issuance; (b) a five-year warrant to purchase 50,000 shares of common stock exercisable at a price of $1.00 per share (the “Class A Warrant”); and (c)  a five-year warrant to purchase 50,000 shares of common stock exercisable at a price of  $1.50 per share (the “Class B Warrant”).  Interest on the convertible promissory notes is payable semiannually at the rate of 7% by issuance of additional notes.  In the event that the Company’s common stock is not trading on the OTC Bulletin Board, American Stock Exchange or the NASDAQ Stock Market one year from the date of issuance of the notes, the rate of interest increases to 14% retroactive to the date of issuance.  Basic Investors, Inc. (“Basic”), the placement agent of the offering, is entitled to a placement agent fee of 10% of the gross proceeds and a 3% non-accountable expense allowance.  Basic is also entitled to receive one Unit for each ten Units sold in the offering.

On July 2, 2007, the Company sold 10 Units to Basic and affiliates for gross proceeds of $250,000.  The warrants (to purchase up to 1,000,000 shares of Company common stock) included in the Units were valued at $37,800 using the Black-Scholes option pricing model and the following assumptions: $0.10 stock price, risk free interest rate of 4%, volatility of 100%, and term of five years.  The discount attributable to the $37,800 fair value of the warrants and the $12,500 costs relating to the sale are being amortized over the convertible notes’ term of five years as interest expense.  No compensation was due Basic in connection with these sales.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

On August 27, 2007, the Company closed on the sale of an additional 10 Units for gross proceeds of $250,000 and issued 1 Unit to Basic as part of their compensation.  The discount attributable to the $41,580 fair value of the warrants (to purchase up to 1,100,000 shares of Company common stock) included in the Units (valued using the same assumptions described in the preceding paragraph) and the $92,000 costs relating to the sale are being amortized over the convertible notes’ term of five years as interest expense.

On November 8, 2007, the Company closed on the sale of an additional 14.75 Units for gross proceeds of $368,750 and issued 1.475 Units to Basic as part of their compensation.  The net proceeds to the Company, after deducting $47,938 placement agent fees paid to Basic, was $320,812.  The 16.225 Units consist of a total of $405,625 face value of convertible notes (convertible into a total of up to 811,250 shares of common stock) and warrants to purchase up to 1,622,500 shares of common stock.  The discount attributable to the $61,331 fair value of the warrants (to purchase up to 1,622,500 shares of Company common stock) included in the Units (valued using the same assumptions described in the second preceding paragraph) and the $103,251 costs relating to the sale are being amortized over the convertible notes’ term of five years as interest expense.

On March 5, 2008, the Company closed on the sale of an additional 3.5 Units for gross proceeds of $87,500 and issued .35 Units to Basic as part of their compensation.  The net proceeds to the Company, after deducting $11,375 placement agent fees paid to Basic, was $76,125.  The 3.85 Units consist of a total of $96,250 face value of convertible notes (convertible into a total of up to 192,500 shares of common stock) and warrants to purchase up to 385,000 shares of common stock.  The discount attributable to the $14,553 fair value of the warrants (to purchase up to 385,000 shares of Company common stock) included in the Units (valued using the same assumptions described in the third preceding paragraph) and the $35,500 costs relating to the sale are being amortized over the convertible notes’ term of five years as interest expense.

On June 10, 2008, the Company closed on the sale of an additional .5 Units for gross proceeds of $12,500 and issued .05 Units to Basic as part of their compensation.  The net proceeds to the Company, after deducting $1,625 placement agent fees paid to Basic, was $10,875.  The .55 Units consist of a total of $13,750 face value of convertible notes (convertible into a total of up to 27,500 shares of common stock) and warrants to purchase up to 55,000 shares of common stock.  The discount attributable to the $2,079 fair value of the warrants (to purchase up to 55,000 shares of Company common stock) included in the Units (valued using the same assumption described in the fourth preceding paragraph) and the $4,500 costs relating to the sale are being amortized over the convertible notes’ term of five years as interest expense.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

On July 2, 2008, the Company closed on the sale of an additional 2 Units for gross proceeds of $50,000 and issued .2 Units to Basic as part of their compensation.  The net proceeds to the Company, after deducting $6,000 placement agent fees paid to Basic, was $44,000.  The 2.2 Units consist of a total of $55,000 face value of convertible notes (convertible into a total of up to 110,000 shares of common stock) and warrants to purchase up to 220,000 shares of common stock.  The discount attributable to the $8,316 fair value of the warrants (to purchase up to 220,000 shares of Company common stock) included in the Units (valued using the same assumptions described in the fifth preceding paragraph) and the $14,500 costs relating to the sale are being amortized over the convertible notes’ term of five years as interest expense.

As part of the related agreements, the Company agreed to file a registration statement with the SEC within 30 days to register the shares issuable upon conversion of the Convertible notes and exercise of the warrants.  As of March 31, 2009, the Company has not filed such a registration statement since its shares of common stock have not yet become publicly traded.  Other than the retroactive increase in interest rate to 14% for failure to start trading on the OTC Bulletin Board, American Stock Exchange or the NASDAQ Stock Market one year from the date of issuance of the notes, there is no penalty provision in these agreements for late filing of a registration statement.

At March 31, 2009, 9% convertible debentures consisted of:

Convertible debentures - face amount (convertible
into a total of up to 210,000 shares of
common stock)	$105,000

Discounts relating to the fair value of the warrants
included in the debentures ($8,831),
net of accumulated amortization of $8,831	-

Convertible debentures, net of unamortized discounts	$105,000

In June and July 2008, the Company sold to two investors a total of $105,000 principal amount of 9% convertible debentures, including warrants exercisable for a period of 5 years from the date of conversion to purchase up to 105,000 shares of common stock at a price of $1.00 per share and up to 105,000 shares of common stock at a price of $1.50 per share, for $105,000 cash.  The debentures bear interest at the rate of 9% and are due six months from the date of issuance.  The Company may elect to pay interest in cash or common stock.  The holders of the debentures at their option may convert all or any part of the principal amount outstanding plus accrued interest into shares of common stock at the conversion price (initially $0.50 per share).

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

The discount attributable to the $8,831 fair value of the warrants (to purchase up to 210,000 shares of Company common stock) valued using the Black-Scholes option pricing model and the following assumptions: $0.10 stock price, risk free interest rate of 4%, volatility of 100%, and term of 5.5 years, was amortized over the respective debentures’ term of six months as interest expense.

The convertible promissory notes were sold to 5 investors in October and November 2006 and provide that, if the Company provides the respective Holders with actual notice of completion of the merger between Harbrew Florida and Harbrew New York (which occurred May 17, 2007), the Holders are required to convert the notes and all accrued interest then owing into common stock at a Conversion Price of $1.50 per share.  If the share price of the common stock on the day that is 120 days after the commencement of trading of the shares on the OTC Bulletin Board or other such recognized exchange is less than $1.50 per share, then the Conversion Price will be adjusted to such price and the respective Holders will be issued the appropriate number of additional shares of common stock.

Accrued interest payable on debt (included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets) consisted of:

	March 31,	December 31,
	2009	2008
Convertible notes, interest at 7% to 14%	$216,689	$174,513
Convertible debentures, interest at 9%	7,074	4,744
Promissory note, interest at 20%	6,905	1,973
Convertible promissory notes, interest at 10%	39,113	36,031

Total	$269,781	$217,261

  7.   STOCKHOLDERS’ EQUITY

In June 2007, the Company authorized the issuance of a total of 1,750,000 shares of common stock to 3 employees and 4 consultants in consideration of services rendered.  The Company has included this issuance in the accompanying consolidated statement of operations for the year ended December 31, 2007 in administrative compensation and benefits at the estimated fair value of the shares of $175,000.  The fair value of the shares was estimated assuming the shares were priced at $0.10 per share.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

On June 28, 2007, the Company authorized the issuance of a total of 1,250,000 shares of common stock to designees of Basic Investors, Inc. (“Basic”) for future services to be rendered by such designees pursuant to a Business Consulting Agreement executed with Basic.  The Company expensed the $125,000 estimated fair value of these shares as professional fees (and recognized the issuance of the 1,250,000 shares) over the one year term of the Business Consulting Agreement.  The fair value of the shares was estimated assuming the shares were priced at $0.10 per share.

On November 30, 2007, the Company issued a total of 120,000 shares of common stock to designees of Danny DeVito for services rendered in 2007.  The Company has included this issuance in the accompanying consolidated statement of operations for the year ended December 31, 2007 in administrative compensation and benefits at the estimated fair value of the shares of $12,000.  The estimated fair value of the shares was arbitrarily based upon an estimated price of $0.10 per share.

On January 15, 2008, the Company issued a total of 250,000 shares of common stock to two attorneys in consideration for legal services.  The Company included this issuance in its consolidated statement of operations for the three months ended March 31, 2008 in professional fees at the $25,000 estimated fair value of the shares.

On July 14, 2008, the Company issued a total of 1,600,000 shares of the Company’s common stock to two consulting firms pursuant to consulting agreements with terms of one year.  The Company initially capitalized as prepaid expenses and is amortizing the $160,000 estimated fair value of the shares over the one year terms of the agreements as professional fees.

On August 8, 2008, the Company issued 2,730,960 shares of common stock to its chief executive officer in consideration of services rendered.  The Company included this issuance in its consolidated statement of operations for the three months ended September 30, 2008 in administrative compensation and benefits at the $273,096 estimated fair value of the shares.

On August 8, 2008, the Company issued a total of 1,050,000 shares of common stock to designees of Danny DeVito in consideration of services rendered.  The Company included this issuance in its consolidated statement of operations for the three months ended September 30, 2008 in administrative compensation and benefits at the $105,000 estimated fair value of the shares.

On August 11, 2008, the Company issued 2,000,000 shares of the Company’s common stock to a consulting firm pursuant to a one year financial consulting agreement.  The Company capitalized the $200,000 estimated fair value of the shares as a prepaid expense and is amortizing the total amount over the one year term of the agreement as professional fees.

On March 11, 2009, the Company entered into a Stock Purchase Agreement with an investor whereby the Company sold the investor 600,000 shares of common stock for $100,000 cash.  The shares of common stock are issuable to the investor upon consummation of the merger contemplated in the binding letter of intent entered into with Paw Spa, Inc., on February 16, 2009 (see note 9).

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

  8.   INCOME TAXES

From September 8, 1999 (inception) to December 31, 2006, the Company filed its Federal and New York income tax returns as an S Corporation.  Accordingly, the net income (loss) of the Company for this period was includible in the tax returns of the Company shareholders and the Company was not subject to income tax.

Commencing 2007, the Company files its income tax returns as a C corporation.  No provision for income taxes was recorded in the years ended December 31, 2008 and 2007 since the Company incurred a net loss in these periods.

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $2,476,081 attributable to the future utilization of the $7,074,518 net operating loss carryforward as of December 31, 2008 will be realized.  Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at December 31, 2008.  The Company will continue to review this valuation allowance and make adjustments as appropriate.  The $7,074,518 net operating loss carryforward expires $3,395,185 in 2027 and $3,679,333 in 2028.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.

9.     COMMITMENTS AND CONTINGENCIES

Rental agreement – The Company occupied its facilities in Freeport, New York in 2007 and 2008 under a month to month agreement at a monthly rent of $14,350.  For the years ended December 31, 2008 and 2007, rent expense was $171,776 and $162,399, respectively.

License agreement – On April 26, 2007 and as amended November 1, 2007, the Company entered into an exclusive License Agreement with Seven Cellos, LLC (“DDV”), pursuant to which the Company was granted a limited license of certain rights in and to Danny DeVito’s name, likeness and biography for use by the Company in connection with the Danny DeVito Premium Limoncello brand. The term of the Agreement continues through perpetuity unless the agreement is terminated. In consideration for the license, the Company agreed to pay royalties as follows: (a) 5% of Net Profits (as defined) to Behr Abrahamson & Kaller, LLP (“BAK”), (b) a payment of 50% of the remaining Net Profits to DDV after the payment described above; and (c) a payment of 2% of Net Profits to Sichenzia Ross Friedman Ference LLP after payment of 50% of Net Profits to DDV. In addition, the Company granted DDV and others warrants to purchase up to a total of 145,000 shares of Company common stock at an exercise price equal to the lower of $1.00 per share or 85% of the 30 day average bid and ask price, provided, however, that in no event shall the exercise price be less than $0.50 per share.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

Danny DeVito agreed to use reasonable efforts to be available for a reasonable number of promotional appearances during each consecutive 12 month period, the duration of which shall not exceed 2 days.  Pursuant to the agreement, Danny DeVito granted the Company a right of first refusal for a period of 5 years to license any other liquor, spirit or alcoholic beverage which Danny DeVito may determine to endorse or develop.  A condition precedent to Danny DeVito’s performance under the agreement are subject to the Company applying for a trademark for the brand name “Danny DeVito’s Premium Limoncello” with Danny DeVito being designated as 50% co-owner of such trademark.  The Company has filed for this trademark with the U.S. Patent and Trademark Office and, as of March 31, 2009, is awaiting disposition.

The $2,717 estimated fair value of the 145,000 warrants (using the Black-Scholes option pricing model and the following assumptions: $0.10 stock price, $0.50 exercise price, 4% risk free interest rate, and 100% volatility) is being amortized over the exercise period of the warrants as compensation and benefits.

For 2007 and 2008 and for the three months ended March 31, 2009, the Company calculated cumulative “Net Profits” from the brand to be negative and thus did not pay or accrue any royalty expense under the License Agreement.

Employment agreement with chief executive officer - On January 23, 2008, the Company entered into an employment agreement with its chief executive officer Richard DeCicco.  The agreement provides for a term of 5 years, commencing on January 1, 2008.  The term can be extended by a written agreement of the parties.  The agreement provides for annual compensation ranging from $265,000 to $350,000.  In addition, if the Company enters into an agreement and further sells any brand in the company’s portfolio, Mr. DeCicco will receive 5% of such sale.  Mr. DeCicco is also entitled to incentive bonus compensation, stock and/or options in accordance with Company policies established by the Board of Directors.  The agreement provides for the grant of a non-qualified ten year option to purchase up to 1,000,000 shares of common stock of the Company at an exercise price which shall represent a discount to the market price.  The options shall be granted pursuant to the 2008 incentive and non-qualified stock option plan which the Company intends to implement.  Mr. DeCicco has the right to terminate the agreement upon 60 days notice to the Company for any reason.  Pursuant to the terms of the agreement, if Mr. DeCicco is absent from work because of illness or incapacity cumulatively for more than 2 months in addition to vacation time in any calendar year, the Company may terminate the agreement upon 30 days written notice.  The agreement also provides that the agreement may be terminated upon 90 days notice to Mr. DeCicco if: (A) there is a sale of substantially all of the Company’s assets to a single purchaser or group of associated purchasers; (B) there is a sale, exchange or disposition of 50% of the outstanding shares of the Company’s outstanding stock; (C) the Company terminates its business or liquidates its assets; or (D) there is a merger or consolidation of the Company in which the Company’s shareholders receive less than 50% of the outstanding voting shares of the new or continuing corporation.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

Mr. DeCicco shall be entitled to severance pay in the amount of 2 years compensation and medical and other benefits in the event of a termination of the agreement under certain circumstances.

Employment agreement with chief financial officer - On October 1, 2007, the Company entered into an employment agreement with its chief financial officer William Blacker.  The agreement provides for a term of 3 years, commencing on October 1, 2007.  The term can be extended by a written agreement of the parties.  The Company agreed to issue options to purchase shares of its common stock to Mr. Blacker if and when the common stock becomes publicly traded, as follows: (A) upon execution of the agreement, 100,000 options at an exercise price of $0.05 per share; (B) on October 1, 2008, 100,000 options at an exercise price of $0.15 per share; and (C) on October 1, 2009, 100,000 options at an exercise price of $.75 per share.  Pursuant to the terms of the agreement, Mr. Blacker is to receive an annual salary of $150,000.  Mr. Blacker has the right to terminate the agreement upon 60 days notice to the Company for any reason.  The agreement further provides that if the agreement is terminated for any reason other than willful malfeasance by Mr. Blacker, Mr. Blacker shall be entitled to receive severance pay in the amount of 6 months or the balance of the agreement’s term of existence, whichever is greater, and shall receive all benefits under the agreement.

The $16,850 estimated fair value of the 300,000 options (using the Black-Scholes option pricing model and the following assumptions: $0.10 stock price, 4% risk free interest rate, 100% volatility, and term of 3.5 years) is being amortized over the 3 year term of the employment agreement as compensation and benefits.

Letter of intent – On February 16, 2009, the Company entered into a letter of intent (“LOI”) with Paw Spa, Inc. (“PWSA”).  The LOI provides for PWSA’s acquisition of the Company’s issued and outstanding shares in exchange for the delivery of new PWSA shares to the Company’s stockholders in an amount resulting in the Company’s existing stockholders owning approximately 62% of PWSA’s issued and outstanding shares after the exchange.  PWSA has no present operations and has represented to the Company that it will not have any liabilities at closing date.  Closing of the transaction is subject to completion of a Share Exchange Agreement and the satisfaction of certain other conditions.

New lease - In March 2009, the Company moved its facilities to Lindenhurst, New York pursuant to a three year lease agreement providing for annual rentals ranging from $85,100 to $90,283.  Provided certain conditions are met, the Company has an option to renew the lease for an additional two years at annual rentals ranging from $92,991 to $95,781.

Legal proceedings – The Company is party to a variety of legal proceedings that arise in the normal course of business.  We accrue for these items as losses become probable and can be reasonably estimated.  While the results of these legal proceedings cannot be predicted with certainty, management believes that the final outcome of these proceedings will not have a material adverse effect on the Company’s consolidated results of operations or financial position.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

10.  STOCK OPTIONS AND WARRANTS

        A summary of stock option and warrant activity for the year ended December 31, 2008 and for the three months ended March 31, 2009 follows:

	Stock
	Options	Warrants
Outstanding at January 1, 2008	300,000	3,887,500

Granted and issued	1,000,000	1,870,000
Exercised	-	-
Forfeited/expired/cancelled	-	-

Outstanding at December 31, 2008	1,300,000	5,757,500

Granted and issued	-	-
Exercised	-	-
Forfeited/expired/cancelled	-	-

Outstanding at March 31, 2009	1,300,000	5,757,500

  Stock options outstanding at March 31, 2009 consist of:

Date	Number	Number	Exercise		Expiration
Granted	Outstanding	Exercisable	Price		Date
October 1, 2007	100,000	-	$0.05		April 1, 2011
October 1, 2007	100,000	-	$0.15		April 1, 2011
October 1, 2007	100,000	-	$0.75		April 1, 2011
January 1, 2008	1,000,000	-	$0.10	(a)	June 30, 2013

Total	1,300,000	-

(a) Estimated since exercise price is to be determined based on future stock price.

The 1,300,000 options are not exercisable until the Company’s common stock becomes publicly traded.  The 300,000 options granted on October 1, 2007 vest 100,000 on October 1, 2007, 100,000 on October 1, 2008, and 100,000 on October 1, 2009.  As of March 31, 2009, there was $82,390 of total unrecognized compensation cost relating to unexpired stock options.  That cost is expected to be recognized $23,756 in 2009, $22,352 in 2010, $18,140 in 2011, and $18,142 in 2012.

Harbrew Imports Ltd. Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Information as of and for the Three Months Ended March 31, 2009 and 2008 is Unaudited)

Warrants outstanding at March 31, 2009 consist of:

Date	Number	Number	Exercise	Expiration
Issued	Outstanding	Exercisable	Price	Date
April 26, 2007	120,000	120,000	$0.50	April 30, 2009
July 2, 2007	500,000	500,000	$1.00	July 2, 2012
July 2, 2007	500,000	500,000	$1.50	July 2, 2012
August 27, 2007	550,000	550,000	$1.00	August 27, 2012
August 27, 2007	550,000	550,000	$1.50	August 27, 2012
November 1, 2007	45,000	45,000	$0.50	November 30, 2009
November 8, 2007	811,250	811,250	$1.00	November 8, 2012
November 8, 2007	811,250	811,250	$1.50	November 8, 2012
March 5, 2008	192,500	192,500	$1.00	March 5, 2013
March 5, 2008	192,500	192,500	$1.50	March 5, 2013
June 10, 2008	27,500	27,500	$1.00	June 10, 2013
June 10, 2008	27,500	27,500	$1.50	June 10, 2013
June 10, 2008	25,000	25,000	$1.00	December 10, 2013
June 10, 2008	25,000	25,000	$1.50	December 10, 2013
Date	Number	Number	Exercise	Expiration
Issued	Outstanding	Exercisable	Price	Date
April 26, 2008	53,640	53,640	$1.39	April 30, 2010
July 2, 2007	19,102	19,102	$1.42	July 2, 2012
July 2, 2007	(15,437)	(15,437)	$1.46	July 2, 2012
August 27, 2007	(49,975)	(49,975)	$1.49	August 27, 2012
August 27, 2007	(84,514)	(84,514)	$1.52	August 27, 2012
November 1, 2008	(119,052)	(119,052)	$1.55	November 30, 2010
November 8, 2007	(153,591)	(153,591)	$1.59	November 8, 2012